UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30th, 2011

STELLAR RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-51400	98-0373867
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

375 N. Stephanie Street, Suite 1411, Las Vegas, Nevada	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 475-5857

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 . 14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 . 13e-4(c))

Item 8.01   Other Events

September 26th, 2011, - Stellar Resources Ltd., (the "Company") announced that it has entered into a binding agreement, subject to due diligence, to acquire 100% of American Microbial Labs.

Stellar is planning to acquire this technology as part of its ongoing strategic plan to be in the business of acquiring and developing technologies that have a high profit impact in the Oil and Gas industry.

The application of this technology is suitable for cleaning produced water generated from the recovery of Oil and Gas wells as well as oil spills located both on land and in water.

The Corporation is currently working to satisfy all of its due diligence requirements regarding this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release.

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of September, 2011.

STELLAR RESOURCES, LTD.

By:          /s/ Ray Jefferd, President,
Chief Executive Officer
a member of the Board of Directors

By:          /s/ Luigi Rispoli
Chief Financial Officer
a member of the Board of Directors